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                                                                    EXHIBIT 23.2







                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8) of Drug Emporium, Inc. pertaining to the registration of 1,500,000 shares of its Common Stock for the Drug Emporium, Inc. 1999 Stock Incentive Plan of our report dated April 15, 1999, with respect to the consolidated financial statements of Drug Emporium, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended February 27, 1999, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP


Columbus, Ohio

August 9, 1999